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                                                                    EXHIBIT 23.2



             CONSENT OF PANNELL KERR FORSTER, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the financial statements as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, dated March 5, 1999, in the Registration Statement (Form S-1) and related
Prospectus of AremisSoft Corporation for the registration of shares of its common stock.


/s/ Pannell Kerr Forster



London, England
April 2, 1999